Exhibit 99.1

Tyson Foods Selling Successful Pet Treats Business to General Mills for $1.2 Billion
Transaction includes Nudges®, True Chews® and Top Chews® brands
Springdale, Arkansas – May 14, 2021 – Tyson Foods, Inc. (NYSE: TSN) is selling its successful pet treats business to General Mills, Inc. (NYSE: GIS) for approximately $1.2 billion, the company announced today.
The sale of the business, a leading player in natural pet treats, is expected to be completed by the end of the company’s 2021 fiscal year, subject to regulatory approval and other customary closing conditions. It includes the Nudges®, True Chews® and Top Chews® brands, as well as a production facility in Independence, Iowa. Tyson Foods will continue to provide meat ingredients for the pet treats business after General Mills assumes ownership.
“We’re proud of the tremendous success of this business and the diligent work by our team to meet growing demand for high quality pet treats,” said Noelle O’Mara, group president of Prepared Foods for Tyson Foods. “We believe the time is right to transition these great brands to an established pet foods business where they will complement their existing portfolio.”
Sales generated by Tyson’s pet treat business totaled more than $240 million in the 12 months ended April 3, 2021. The market fundamentals are currently strong in the $35 billion pet food industry, which has witnessed an increase in pet ownership during the pandemic.
Tyson Foods’ pet treats business and the approximately 300 team members involved in it will become part of General Mills after the sale is completed.
Tyson Foods entered the pet treat market with the launch of True Chews dog treats in 2010. It expanded to include the Nudges brand in 2011 and Top Chews in 2012. The brands offer natural treats that are made in the USA.
BofA Securities is acting as lead financial advisor and Siebert Williams Shank & Co. is acting as financial advisor to Tyson Foods on this transaction.
Forward-Looking Statements
Certain information in this press release constitutes forward-looking statements as contemplated by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements relating to the company’s expectations regarding the benefits and expected timing of completion of the transaction. We caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. These forward-looking statements are subject to a number of factors and uncertainties that could cause our actual results to differ materially from those expressed in or contemplated by the forward-looking statements, including the effect of global economic conditions, the timing of regulatory approvals and the ability of the parties to consummate the transaction. Other important factors are discussed in detail in the company’s filings with the Securities and Exchange Commission, including in Part I, Item 1A. “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended October 3, 2020. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
About Tyson Foods, Inc.
Tyson Foods, Inc. (NYSE: TSN) is one of the world’s largest food companies and a recognized leader in protein. Founded in 1935 by John W. Tyson and grown under three generations of family leadership, the company has a broad portfolio of products and brands like Tyson®, Jimmy Dean®, Hillshire Farm®, Ball Park®, Wright®, Aidells®, ibp®, and State Fair®. Tyson Foods innovates continually to make protein more sustainable, tailor food for everywhere it’s available and raise the world’s expectations for how much good food can do. Headquartered in Springdale, Arkansas, the company has 139,000 team members. Through its Core Values, Tyson Foods strives to operate with integrity, create value for its shareholders, customers, communities and team members and serve as a steward of the animals, land and environment entrusted to it. Visit TYSONFOODS.COM to learn more.

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Media Contact: Gary Mickelson, gary.mickelson@tyson.com, 479-236-9022

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